Exhibit 99.1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them a statement on Schedule 13D with respect to the Class A Common Stock, $1.00 par value, of McRae Industries, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

     IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 28th day of May, 2004.

/s/ D. Gary McRae

D. Gary McRae

/s/ James W. McRae

James W. McRae

MCRAE A INVESTMENT COMPANY, LLC

By:	/s/ D. Gary McRae

Name: D. Gary McRae
Title: Manager

By:	/s/ James W. McRae

Name: James W. McRae
Title: Manager

MCRAE B INVESTMENT COMPANY, LLC

By:	/s/ D. Gary McRae

Name: D. Gary McRae
Title: Manager

By:	/s/ James W. McRae

Name: James W. McRae
Title: Manager